                                                                  EXECUTION COPY
================================================================================
                                                                     EXHIBIT 4.1




                             Pogo Producing Company

                                  $200,000,000

                    8 1/4% Senior Subordinated Notes Due 2011



                               Purchase Agreement



================================================================================

                                TABLE OF CONTENTS

SECTION 1.        Representations and Warranties...............................................................   2
----------        ------------------------------
         (a)      Representations and Warranties by the Company................................................   2
         ---      ---------------------------------------------
                  (i)   Similar Offerings......................................................................   2
                  ---   -----------------
                  (ii)  Offering Memorandum....................................................................   2
                  ----  -------------------
                  (iii)  Incorporated Documents................................................................   2
                  -----  ----------------------
                  (iv)  Independent Accountants................................................................   2
                  ----  -----------------------
                  (v)   Financial Statements...................................................................   3
                  ---   --------------------
                  (vi)  No Material Adverse Change in Business.................................................   3
                  ----  --------------------------------------
                  (vii)  Good Standing of the Company..........................................................   3
                  -----  ----------------------------
                  (viii)  Good Standing of Designated Subsidiaries.............................................   3
                  ------  ----------------------------------------
                  (ix)  Capitalization.........................................................................   4
                  ----  --------------
                  (x)   Authorization of Agreement.............................................................   4
                  ---   --------------------------
                  (xi)  Authorization of the Indenture.........................................................   4
                  ----  ------------------------------
                  (xii)  Authorization of the Securities.......................................................   4
                  -----  -------------------------------
                  (xiii)  Description of the Securities and the Indenture......................................   4
                  ------  -----------------------------------------------
                  (xiv)   Absence of Defaults and Conflicts....................................................   4
                  -----   ---------------------------------
                  (xv)   Absence of Labor Dispute..............................................................   5
                  ----   ------------------------
                  (xvi)   Absence of Proceedings...............................................................   5
                  -----   ----------------------
                  (xvii)  Absence of Further Requirements......................................................   5
                  ------  -------------------------------
                  (xviii)  Possession of Licenses and Permits..................................................   5
                  -------  ----------------------------------
                  (xix)   Title to Property....................................................................   5
                  -----   -----------------
                  (xx)   Environmental Laws....................................................................   6
                  ----   ------------------
                  (xxi)   Investment Company Act...............................................................   6
                  -----   ----------------------
                  (xxii)  Rule 144A Eligibility................................................................   6
                  ------  ---------------------
                  (xxiii)  No General Solicitation.............................................................   6
                  -------  -----------------------
                  (xxiv)   No Registration Required............................................................   6
                  ------   ------------------------
                  (xxv)   Reporting Company....................................................................   7
                  -----   -----------------
         (b)      Officer's Certificates.......................................................................   7
         ---      ----------------------
SECTION 2.        Sale and Delivery to Initial Purchaser; Closing..............................................   7
----------        -----------------------------------------------
         (a)      Securities...................................................................................   7
         ---      ----------
         (b)      Payment......................................................................................   7
         ---      -------
         (c)      Qualified Institutional Buyer................................................................   7
         ---      -----------------------------
         (d)      Denominations; Registration..................................................................   7
         ---      ---------------------------
SECTION 3.        Covenants of the Company.....................................................................   7
----------        ------------------------
         (a)      Offering Memorandum..........................................................................   7
         ---      -------------------
         (b)      Notice and Effect of Material Events.........................................................   7
         ---      ------------------------------------
         (c)      Amendment to Offering Memorandum and Supplements.............................................   8
         ---      ------------------------------------------------
         (d)      Qualification of Securities for Offer and Sale...............................................   8
         ---      ----------------------------------------------
         (e)      Rating of Securities.........................................................................   8
         ---      --------------------
         (f)      DTC..........................................................................................   8
         ---      ---
         (g)      Use of Proceeds..............................................................................   8
         ---      ---------------
         (h)      Restriction on Sale of Securities............................................................   8
         ---      ---------------------------------
         (i)      PORTAL Designation...........................................................................   8
         ---      ------------------
         (j)      Reporting Requirements.......................................................................   8
         ---      ----------------------
SECTION 4.        Payment of Expenses..........................................................................   9
----------        -------------------
         (a)      Expenses.....................................................................................   9
         ---      --------
         (b)      Termination of Agreement.....................................................................   9
         ---      ------------------------
SECTION 5.        Conditions of the Initial Purchaser's Obligations............................................   9
----------        -------------------------------------------------
         (a)      Opinions of Counsel for Company..............................................................   9
         ---      -------------------------------
         (b)      Opinion of Counsel for the Initial Purchaser.................................................   9
         ---      --------------------------------------------
         (c)      Officers' Certificate........................................................................   9
         ---      ---------------------
         (d)      Accountant's Comfort Letter..................................................................  10
         ---      ---------------------------
         (e)      Bring-down Comfort Letter....................................................................  10
         ---      -------------------------
         (f)      Maintenance of Ratings.......................................................................  10
         ---      ----------------------

         (g)      PORTAL.......................................................................................  10
         ---      ------
         (h)      Additional Documents.........................................................................  10
         ---      --------------------
         (i)      Termination of Agreement.....................................................................  10
         ---      ------------------------
SECTION 6.        Subsequent Offers and Resales of the Securities..............................................  10
----------        -----------------------------------------------
         (a)      Offer and Sale Procedures....................................................................  10
         ---      -------------------------
                  (i)   Offers and Sales only to Qualified Institutional Buyers................................  10
                  ---   -------------------------------------------------------
                  (ii)  No General Solicitation................................................................  11
                  ----  -----------------------
                  (iii)  Purchases by Non-Bank Fiduciaries.....................................................  11
                  -----  ---------------------------------
                  (iv)  Subsequent Purchaser Notification......................................................  11
                  ----  ---------------------------------
                  (v)   Minimum Principal Amount...............................................................  11
                  ---   ------------------------
                  (vi)  Restrictions on Transfer...............................................................  11
                  ----  ------------------------
                  (vii)  Delivery of Offering Memorandum.......................................................  11
                  -----  -------------------------------
         (b)      Covenants of the Company.....................................................................  11
         ---      ------------------------
                  (i)   Due Diligence..........................................................................  11
                  ---   -------------
                  (ii)  Rule 144A Information..................................................................  12
                  ----  ---------------------
                  (iii)  Restriction on Repurchases............................................................  12
                  -----  --------------------------
SECTION 7.        Indemnification..............................................................................  12
----------        ---------------
         (a)      Indemnification of Initial Purchaser.........................................................  12
         ---      ------------------------------------
         (b)      Indemnification of Company, Directors and Officers...........................................  12
         ---      --------------------------------------------------
         (c)      Actions against Parties; Notification........................................................  13
         ---      -------------------------------------
         (d)      Settlement without Consent if Failure to Reimburse...........................................  13
         ---      --------------------------------------------------
SECTION 8.        Contribution.................................................................................  13
----------        ------------
SECTION 9.        Representations, Warranties and Agreements to Survive Delivery...............................  14
----------        --------------------------------------------------------------
SECTION 10.       Termination of Agreement.....................................................................  14
-----------       ------------------------
         (a)      Termination; General.........................................................................  14
         ---      --------------------
         (b)      Liabilities..................................................................................  15
         ---      -----------
SECTION 11.       [Intentionally Omitted]......................................................................  15
-----------       -----------------------
SECTION 12.       Notices......................................................................................  15
-----------       -------
SECTION 13.       Parties......................................................................................  15
-----------       -------
SECTION 14.       Governing Law and Time.......................................................................  15
-----------       ----------------------
SECTION 15.       Effect of Headings...........................................................................  15
-----------       ------------------

                                 $200,000,000

                            Pogo Producing Company

                           (A Delaware Corporation)

                   8 1/4% Senior Subordinated Notes Due 2011



                              Purchase Agreement
                              ------------------


                                                                   April 4, 2001


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         Pogo Producing Company, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser"), with respect to the issue and sale by the Company and the purchase by the Initial Purchaser of $200,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due 2011 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of April 10, 2001 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Securities will be issued in book-entry form only and registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated on or before the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Company understands that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         The Company has prepared and will deliver to the Initial Purchaser, not later than the second succeeding day, copies of a final offering memorandum dated April 4, 2001 (the "Final Offering Memorandum"), for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the Final Offering Memorandum, as amended or supplemented, including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Offering Memorandum.

         The Initial Purchaser and other holders (including subsequent transferees) of Securities will be entitled to the benefits of the registration rights agreement, to be dated as of the Closing Time (the "Registration Rights Agreement") among the Company and the Initial Purchaser, in the form attached hereto as Exhibit B. Pursuant to the Registration Rights Agreement, subject to the terms and conditions thereof, the Company will agree, among other things, to file with the Commission a registration statement pursuant to the 1933 Act in connection with an offer to exchange the Securities for securities having substantially identical terms as the Securities, and to effect such exchange offer, or, in certain circumstances, to file a registration statement pursuant to Rule 415 under the 1933 Act to permit the resale of the Securities.

SECTION 1         Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Initial Purchaser as follows:

                  (i)     Similar Offerings. Neither the Company nor any of its
                          -----------------
         affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                  (ii)    Offering Memorandum. The Offering Memorandum does not,
                          -------------------
         and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

                  (iii)   Incorporated Documents. The Offering Memorandum as
                          ----------------------
         delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the end of the fiscal year to which such Annual Report relates, together with any amendment to each such report. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum is issued and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iv)    Independent Accountants. The accountants who certified
                          -----------------------
         the financial statements and supporting schedules included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                  (v)     Financial Statements. The financial statements,
                          --------------------
         together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Offering Memorandum present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (vi)      No Material Adverse Change in Business. Since the
                            --------------------------------------
         respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the $0.03 per share regular quarterly dividends on the common stock, par value $1.00 per share, of the Company (the "Common Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vii)     Good Standing of the Company. The Company has been
                            ----------------------------
         duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (viii)    Good Standing of Designated Subsidiaries. Each
                            ----------------------------------------
         corporate "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and (except for directors' qualifying shares or shares representing an immaterial equity interest that are required under the laws of any foreign jurisdiction to be owned by others) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party. The subsidiaries of the Company other than Designated Subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (ix)      Capitalization. The authorized, issued and
                            --------------
         outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except as indicated in the notes thereto with respect to the subsequent issuances in connection with the acquisition of North Central Oil Corporation and for subsequent issuances, if any, pursuant to employee or director benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (x)        Authorization of Agreement. This Agreement has been
                             --------------------------
         duly authorized, executed and delivered by the Company.

                  (xi)       Authorization of the Indenture. The Indenture has
                             ------------------------------
         been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will (assuming due authorization, execution and delivery by the Trustee) constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xii)      Authorization of the Securities. The Securities
                             -------------------------------
         have been duly authorized and, at the Closing Time, the global certificate representing the Securities will have been duly executed by the Company and, when such global certificate has been authenticated in the manner provided for the Indenture and the Securities have been delivered through the facilities of DTC against payment of the purchase price therefor as provided in this Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiii)     Description of the Securities and the Indenture.
                             -----------------------------------------------
         The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchaser.

                  (xiv)      Absence of Defaults and Conflicts. Neither the
                             ---------------------------------
         Company nor any of its subsidiaries is in violation of its charter, by-
         laws or other governing documents, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (collectively, "Agreements and Instruments") except for such violations or defaults that have not resulted or would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum (including the Registration Rights Agreement) and the consummation of the transactions contemplated herein and therein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, have not resulted or would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other governing documents of the Company or its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries. No default, or condition that with notice or lapse of time or both would constitute a default, exists with respect to any agreement or obligation that would constitute "Senior Indebtedness" within the meaning of the Indenture.

                  (xv)       Absence of Labor Dispute. No labor dispute with the
                             ------------------------
         employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvi)      Absence of Proceedings. Except as disclosed in the
                             ----------------------
         Offering Memorandum, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement (including the transactions contemplated by the Registration Rights Agreement) or the performance by the Company of its obligations hereunder.

                  (xvii)     Absence of Further Requirements. No filing with, or
                             -------------------------------
         authorization, approval, consent, license, order, registration, qualification or decree of, any court or Governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (including the transactions contemplated by the Registration Rights Agreement), except such as have been already obtained or as may be required under federal securities laws in connection with the Registration Rights Agreement and under state securities or "blue sky" laws of any jurisdiction.

                  (xviii)    Possession of Licenses and Permits. The Company and
                             ----------------------------------
         its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses, would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

                  (xix)      Title to Property. Each of the Company and its
                             -----------------
         subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industry in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described or incorporated by reference in the Offering Memorandum or such as do not materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xx)    Environmental Laws. Except as described in the Offering
                       ------------------
         Memorandum and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

               (xxi)   Investment Company Act. The Company is not, and upon the
                       ----------------------
         issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxii)  Rule 144A Eligibility. The Securities are eligible for
                       ---------------------
         resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

               (xxiii) No General Solicitation. None of the Company, its
                       -----------------------
         Affiliates or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

               (xxiv)  No Registration Required. Subject to compliance by the
                       ------------------------
         Initial Purchaser with the representations and warranties set forth in
         Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

               (xxv)   Reporting Company. The Company is subject to the
                       -----------------
         reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Initial Purchaser or to counsel for the Initial Purchaser shall be deemed a representation and warranty by the Company to the Initial Purchaser as to the matters covered thereby.

Section 2.     Sale and Delivery to Initial Purchaser; Closing.

     (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Company, at the price set forth in Schedule A, $200,000,000 aggregate principal amount of Securities.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 10:00 A.M. on the fourth business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery of the Securities in book-entry form only, through the facilities of DTC, to the Initial Purchaser.

     (c) Qualified Institutional Buyer. The Initial Purchaser represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer").

     (d) Denominations; Registration. A single global certificate representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be delivered to the Trustee, as custodian for DTC, at or prior to the Closing Time.

Section 3.     Covenants of the Company.

     The Company covenants with the Initial Purchaser as follows:

     (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company will immediately notify the Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchaser as evidenced by a notice in writing from the Initial Purchaser to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchaser or counsel for the Initial Purchaser, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to the Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchaser) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchaser. Neither the consent of the Initial Purchaser, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualification of Securities for Offer and Sale. The Company will use its reasonable best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states or other jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any U.S. jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

     (f) DTC. The Company will cooperate with the Initial Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (h) Restriction on Sale of Securities. During a period of 180 days from the date of the Final Offering Memorandum, the Company will not, without the prior written consent of the Initial Purchaser, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, debt securities (in each case, except as contemplated by the Registration Rights Agreement).

     (i) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in The Portal/SM/ Market.

     (j) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vii) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

Section 4.     Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchaser and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the printing or reproducing and delivery to the Initial Purchaser of this Agreement, the Indenture, the Registration Rights Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchaser in connection therewith and in connection with the preparation of the blue sky survey or any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities, and (viii) any fees payable to the review by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under The Portal(SM) Market Rules pursuant to NASD Rule 5322.

     (b) Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchaser for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

Section 5.     Conditions of the Initial Purchaser's Obligations.

     The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinions of Counsel for Company. At the Closing Time, the Initial Purchaser shall have received the favorable opinions, dated as of the Closing Time, of (i) Baker Botts L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit A-1 hereto, and (ii) Gerald A. Morton, Vice President -- Law and Corporate Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, to the effect set forth in Exhibit A-2 hereto.

     (b) Opinion of Counsel for the Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of the Closing Time, of Vinson & Elkins L.L.P., counsel for the Initial Purchaser, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Offering Memorandum and other related matters as you may reasonably request. The Company confirms that Vinson & Elkins L.L.P., by virtue of its acting as counsel to the Initial Purchaser, has not established and is not establishing an attorney-client relationship with the Company, as the Company is separately represented in this transaction by counsel of its own choosing; provided, however, that it is understood that, Vinson & Elkins L.L.P., by virtue of its acting as counsel to the Initial Purchaser, has access to material confidential information of the Company and that such access to that information may preclude Vinson & Elkins L.L.P. from undertaking a legal representation adverse to the Company.

     (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchaser shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

     (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

     (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchaser shall have received from Arthur Andersen LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (f) Maintenance of Ratings. At the Closing Time, the Securities shall be rated at least "B1" by Moody's and "BB" by S&P, and the Company shall have delivered to the Initial Purchaser a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchaser, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

     (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on The Portal(SM) Market.

     (h) Additional Documents. At the Closing Time, counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

     (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 7 and 8 shall survive any such termination and remain in full force and effect.

Section 6.     Subsequent Offers and Resales of the Securities.

     (a) Offer and Sale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (i)    Offers and Sales only to Qualified Institutional Buyers.
                 -------------------------------------------------------
     Offers and sales of the Securities will be made only by the Initial Purchaser or Affiliates thereof qualified to do so in the jurisdiction in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A) in transactions meeting the requirements of Rule 144A.

          (ii)   No General Solicitation. No general solicitation or general
                 -----------------------
     advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

          (iii)  Purchases by Non-Bank Fiduciaries. In the case of a non-bank
                 ---------------------------------
     Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a Qualified Institutional Buyer.

          (iv)   Subsequent Purchaser Notification. The Initial Purchaser will
                 ---------------------------------
     take reasonable steps to inform, and cause its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchaser or Affiliates, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act,
     (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

          (v)    Minimum Principal Amount. No sale of the Securities to any one
                 ------------------------
     Subsequent Purchaser will be for less than U.S. $100,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $100,000 principal amount of the Securities.

               (vi)   Restrictions on Transfer. The transfer restrictions and
                      ------------------------
         the other provisions set forth in Section 2.7 of the Indenture, including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchaser. Following the sale of the Securities by the Initial Purchaser to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer of any Security.

               (vii)  Delivery of Offering Memorandum. The Initial Purchaser
                      -------------------------------
         will deliver to each purchaser of the Securities, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

         (b) Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

               (i)    Due Diligence. In connection with the original
                      -------------
         distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchaser, the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available and has been previously provided to the public and can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by contract or applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

               (ii)   Rule 144A Information. The Company agrees that, in order
                      ---------------------
         to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remains outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

               (iii)  Restriction on Repurchases. Until the expiration of two
                      --------------------------
         years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

Section 7.     Indemnification.

         (a) Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum (or any amendment thereto).

     (b) Indemnification of Company, Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent the indemnifying party considers such request to be reasonable and (ii) provided written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

Section 8.     Contribution.

     If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total initial purchaser's discount received by the Initial Purchaser, bear to the aggregate initial offering price of the Securities.

     The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Initial Purchaser, and each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 9.     Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchaser.

Section 10.  Termination of Agreement.

     (a) Termination; General. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 7 and 8 shall survive such termination and remain in full force and effect.

Section 11.  [Intentionally Omitted].

Section 12.  Notices.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Michael F. Senft; notices to the Company shall be directed to it at Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, Texas 77046-0504, attention: Corporate Secretary.

Section 13.  Parties.

     This Agreement shall each inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

Section 14.  Governing Law and Time.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15.  Effect of Headings.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

                                        Very truly yours,

                                        POGO PRODUCING COMPANY



                                        By/s/ James P. Ulm
                                          ------------------------------
                                          Name: James P. Ulm, II
                                          Title: Vice President and Chief
                                                  Financial Officer


Confirmed and Accepted,
as of the date first above written:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated



By__________________________________
        Authorized Signatory

                                   SCHEDULE A

                             POGO PRODUCING COMPANY
                 $200,000,000 Senior Subordinated Notes due 2011


     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchaser for the Securities shall be 98% of the principal amount thereof.

     3. Interest on the Securities shall be payable at the rate of 8 1/4% per annum, and shall be payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2001.

     4. The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after April 15, 2006, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on April 15 of the years indicated below:

                  Year                                  Price
                  ----                                  -----
                  2006...........................     104.125%
                  2007...........................     102.750%
                  2008...........................     101.375%
                  2009...........................     100.000%

                                                                     Exhibit A-1

                      FORM OF OPINION OF BAKER BOTTS L.L.P.
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(a)(i)

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (ii) The Company has corporate power and authority to own its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement.

     (iii) The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company.

     (iv) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (v) The Securities have been duly authorized by the Company, the global certificate representing the Securities is in the form contemplated by the Indenture and has been duly executed by the Company and, when such global certificate has been authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and the Securities have been delivered through the facilities of DTC against payment of the purchase price therefor, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

     (vi) The Securities, the Indenture and the Registration Rights Agreement conform, as to legal matters, in all material respects to the descriptions thereof contained in the Offering Memorandum.

     (vii) No authorization, approval, consent or order of any court or governmental authority or agency other than such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold (as to which we express no opinion) is required to be obtained by the Company in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchaser or the resale by the Initial Purchaser in accordance with the Purchase Agreement.

     (viii) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Notes under the 1933 Act or to qualify the Indenture under the Trust Indenture Act.

     (ix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     We have participated in conferences with certain officers and representatives of the Company, representatives of the Initial Purchaser, counsel to the Initial Purchaser and representatives of the independent public accountants of the Company at which the contents of the Offering Memorandum and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, no facts have come to our attention that have caused us to believe that the Offering Memorandum (other than the reserve information, financial statements and other financial data included or incorporated by reference in the Offering Memorandum, as to which we have not been asked to comment), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions set forth above are limited in all respects to matters of the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the applicable federal laws of the United States, each as in effect on the date hereof.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-1-2

                                                                     Exhibit A-2

                       FORM OF OPINION OF GERALD A. MORTON
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(a)(ii)

     (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     (iii) Each Designated Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, (except for directors' qualifying shares or shares representing an immaterial equity interest that are required under the laws of any foreign jurisdiction to be owned by others, and except as set forth in the Offering Memorandum) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the preferential purchase rights granted pursuant to Article 12.2 of the joint operating agreement governing the Company's interests in its concession license covering Block B8/32 in the Gulf of Thailand.

     (iv) The documents filed with the Commission pursuant to the 1934 Act that are incorporated by reference in the Offering Memorandum (other than the financial statements, other financial information and reserve information and supporting schedules therein, as to which I express no opinion), when filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

     (v) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum;

     (vi) The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement and in the Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary thereof is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other governing document, as applicable, of the Company or its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me (other than federal and state securities or blue sky laws, as to which I express no opinion), of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

     In addition, I have participated in the preparation of the Offering Memorandum (except for the financial statements and other financial and reserve information contained or incorporated by reference therein, as to which I express no opinion) and nothing has come to my attention that leads me to believe that the Offering Memorandum contained as of its date, or contains as of the date of this opinion, an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-2-2

                                                                       Exhibit B

                      FORM OF REGISTRATION RIGHTS AGREEMENT